UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 West Warner Road, Suite 132, Tempe, AZ 85284

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 556-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported on a Current Report on Form 8-K filed on September 28, 2005, on September 22, 2005, the Compensation Committee of the Board of Directors of Catalytica Energy Systems, Inc. (the “Registrant”) approved, among other things, Retention Agreements with Ralph Dalla Betta, an executive officer of Registrant, and Joseph Barry, attached hereto as Exhibits 10.1 and 10.2, respectively.  The purpose of this Amendment No. 1 to Current Report on Form 8-K/A is to disclose certain terms of the Retention Agreements for which confidential treatment was previously requested by the Registrant.

Item 1.01               Entry into a Material Definitive Agreement.

The terms of the Retention Agreement by and between the Registrant and Ralph Dalla Betta, dated as of September 27, 2005 (the “Dalla Betta Agreement”), that were the subject of a confidential treatment request provide that:

•                  In the event of a sale of all or substantially all of the assets of the Registrant’s diesel business that does not constitute a change of control in which the acquiring entity hires Mr. Dalla Betta as a full-time executive, Mr. Dalla Betta shall receive retention payments of $200,000 on the date of the sale of the diesel business, an additional $200,000 on the date that is six months following the sale of the diesel business and a final $200,000 on the one year anniversary of the sale of the diesel business, subject to his remaining employed by the acquiring entity through such date; provided, however, that if Mr. Dalla Betta is involuntarily terminated by the acquiring entity following the sale of the diesel business, subject to his (i) execution and non-revocation of a release, (ii) not breaching his non-competition and non-solicitation obligations under Section 5 of the Dalla Betta Agreement, and (iii) subject to the tax considerations and provisions set forth in Section 7 of the Dalla Betta Agreement, Mr. Dalla Betta shall be entitled to receive any remaining sale of the diesel business retention payments that have not yet been paid to him.

•                  In no event shall Mr. Dalla Betta receive retention payments in connection with both a change of control and a sale of the diesel business.  In addition, if Mr. Dalla Betta receives retention payments in connection with the sale of the diesel business, he shall not be eligible to receive severance benefits under the Dalla Betta Agreement.

On October 25, 2006, the Registrant completed the sale of its diesel fuel processing business (the “Diesel Sale”) to Eaton Corporation (“Eaton”), as described on a Current Report on Form 8-K filed by the Registrant on October 31, 2006.  As Mr. Dalla Betta was not employed by Eaton following the Diesel Sale, Mr. Dalla Betta did not receive the foregoing retention payments.

The terms of the Retention Agreement by and between the Registrant and Joseph Barry, dated as of September 27, 2005 (the “Barry Agreement”), that were the subject of a confidential treatment request provide that:

•                  In the event of a sale of all or substantially all of the assets of the Registrant’s diesel business that does not constitute a change of control in which the acquiring entity hires Mr. Barry as a full-time employee at the level of vice-president or greater, Mr. Barry shall receive retention payments of $100,000 on the date of the sale of the diesel business, an additional $100,000 on the date that is six months following the sale of the diesel business and a final $100,000 on the one year anniversary of the sale of the diesel business, subject to his remaining employed by the acquiring entity through such date; provided, however, that if Mr. Barry is involuntarily terminated by the acquiring entity following the sale of the diesel business, subject to his (i) execution and non-revocation of a release, (ii) not breaching his non-competition and non-solicitation obligations under Section 5 of the Barry Agreement, and (iii) subject to the tax considerations and provisions set forth in Section 7 of the Barry Agreement, Mr. Barry shall be entitled to receive any remaining sale of the diesel business retention payments that have not yet been paid to him.

•                  In no event shall Mr. Barry receive retention payments in connection with both a change of control and a sale of the diesel business.  In addition, if Mr. Barry receives retention payments in connection with the sale of the diesel business, he shall not be eligible to receive severance benefits under the Barry Agreement.

Mr. Barry’s employment relationship with the Registrant terminated prior to the date of the Diesel Sale, and therefore Mr. Barry did not receive the foregoing retention payments.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Dalla Betta Agreement and the Barry Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference in their entirety herein.  Any information disclosed in this Amendment No. 1 to Current Report on Form 8-K/A or the exhibits attached hereto shall not be construed as an admission that such information is material.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Document
10.1	Retention Agreement by and between the Registrant and Ralph Dalla Betta, dated as of September 27, 2005
10.2	Retention Agreement by and between the Registrant and Joseph Barry, dated as of September 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

	By:	/s/ Robert W. Zack
Robert W. Zack, President, Chief Executive Officer and Chief Financial Officer

Date: November 17, 2006

EXHIBIT INDEX

Exhibit Number	Document
10.1	Retention Agreement by and between the Registrant and Ralph Dalla Betta, dated as of September 27, 2005
10.2	Retention Agreement by and between the Registrant and Joseph Barry, dated as of September 27, 2005